Exhibit 1.1

FATHOM HOLDINGS INC.

UNDERWRITING AGREEMENT

[●] Shares of Common Stock

________, 2020

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Ladies and Gentlemen:

Fathom Holdings Inc., a North Carolina corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Roth Capital Partners, LLC (the “Underwriter”) [●] authorized but unissued shares (the “Firm Shares”) of common stock of the Company, no par value (the “Common Stock”). In addition, the Company and Glenn Sampson, its only selling shareholder (the “Selling Shareholder”), also propose to sell to the Underwriter, upon the terms and conditions set forth in Section 4 hereof, up to an additional (i) [●] authorized but unissued shares of Common Stock (the “Company Option Shares”) and (ii) [●] issued and outstanding shares held by the Selling Stockholder (the “Secondary Shares” and, together with the Company Option Shares, the “Option Shares”). The Firm Shares, the Secondary Shares and the Company Option Shares are hereinafter collectively referred to as the “Shares”. The Shares, the Underwriter Warrants (as defined below) and the Underwriter Warrant Shares (as defined below) are collectively referred to as the “Securities.”

The Company, the Selling Shareholder and the Underwriter hereby confirm their agreement as follows:

1.             Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Shares on Form S-1 (File No. 333-235972) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, including any post effective amendments, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus covering the Shares, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any preliminary prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.”

The Commission has not notified the Company of any objection to the use of form of Registration Statement or any post-effective amendment thereto.

2.             Representations and Warranties of the Company Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof, as of the Closing Date (as defined in Section 5(d) below) and as of each Option Closing Date (as defined in Section 5(b) below), as follows:

(i)            No Material Misstatements or Omissions. At each of the time of effectiveness thereof, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(v)(A)(1) below) as of [●] (Eastern time) (the “Applicable Time”) on the date hereof, at the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Disclosure Package, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 8(g). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)           Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Underwriter for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”).

(iii)          Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(iv)          Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”), other than those previously provided to the Underwriter and listed on Schedule V hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communications, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(v)           Accurate Disclosure. (A) The Company has provided a copy to the Underwriter of each Issuer Free Writing Prospectus (as defined below) used in the sale of Shares.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus,  no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the public offer and sale of Shares, has, does or will include (x) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (y) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 8(g).  As used in this paragraph and elsewhere in this Agreement:

(1)            “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement and each Issuer Free Writing Prospectus, and the description of the transaction provided by the Underwriter included on Schedule III.

(2)            “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)          At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)          Each Issuer Free Writing Prospectus listed on Schedule IV satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(vi)          Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. No other financial statements or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vii)         Independent Accountants. To the Company’s knowledge, BDO USA, LLP, which has expressed its opinion with respect to the financial statements and schedules included as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(viii)        Accounting and Disclosure Controls. Except as disclosed in the Registration Statement, the Company and its Subsidiaries (as defined below) maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. As used in this Agreement, the term “Subsidiaries” means Fathom Realty Holdings LLC and IntelliAgent, LLC (each a “Subsidiary”).

Except as disclosed in the Registration Statement, the Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ix)          Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(x)           Statistical and Marketing-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(xi)          Trading Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is approved for listing on the Nasdaq Capital Market (“Nasdaq”). To the Company’s knowledge, there is no action pending by Nasdaq to delist the Common Stock from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listing. When issued, the Shares and the Underwriter Warrant Shares will be listed on Nasdaq. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that it will be in compliance in all material respects with all applicable corporate governance requirements set forth in the rules of Nasdaq that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable corporate governance requirements set forth in Nasdaq rules not currently in effect upon and all times after the effectiveness of such requirements.

(xii)         Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xiii)         Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.             Representations and Warranties Regarding the Company.

(a)           The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof and as of the Closing Date and as of each Option Closing Date, as follows:

(i)            Good Standing. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)           Authorization. The Company has the power and authority to enter into this Agreement and the Underwriter Warrants and to authorize, issue and sell the Shares, the Underwriter Warrants and the Underwriter Warrant Shares as contemplated by this Agreement and the Underwriter Warrants. This Agreement and the Underwriter Warrants have been duly authorized by the Company, and when executed and delivered by the Company, and will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with its their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)          Contracts. The execution, delivery and performance of this Agreement, the Underwriter Warrants and the consummation of the transactions herein contemplated will not (A) result in a material breach or material violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any Subsidiary is subject, or by which any property or asset of the Company or any Subsidiary is bound or affected, (B) conflict with, result in any material violation or material breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or material obligation or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of incorporation or by-laws.

(iv)          No Violations of Governing Documents. Neither the Company nor any of its Subsidiaries is in violation, breach or default under its articles of incorporation, by-laws or other equivalent organizational or governing documents.

(v)           Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Underwriter Warrants and the issue and sale of the Shares, except (A) the registration under the Securities Act of the Shares, which has been effected, (B) the necessary filings and approvals from the Nasdaq to list the Shares and the Underwriter Warrant Shares, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriter, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi)          Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The shares of Common Stock issuable upon the exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”), when issued, paid for and delivered upon due exercise of the Underwriter Warrants, as applicable, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights. The Underwriter Warrant Shares have been reserved for issuance. The Underwriter Warrants, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(vii)         Taxes. Each of the Company and its Subsidiaries has (a) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (b) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)        Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)          Absence of Proceedings. There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(x)           Permits. The Company and each of its Subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(xi)          Good Title. The Company and each of its Subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its Subsidiaries.

(xii)         Intellectual Property. The Company and each of its Subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries involves or gives rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received any notice alleging any such infringement or fee. To the Company’s knowledge, none of the technology employed by the Company or any Subsidiary has been obtained or is being used by the Company or such Subsidiary in violation of any contractual obligation binding on the Company or such Subsidiary or, to the Company’s knowledge, any of the officers, directors or employees of the Company or any Subsidiary, or, to the Company’s knowledge, otherwise in violation of the rights of any persons, except in each case for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii)        Employment Matters. There is (A) no unfair labor practice complaint pending against the Company, or any of its Subsidiaries, nor to the Company’s knowledge, threatened against it or any of its Subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary.

(xiv)        ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its Subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its Subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xv)         Environmental Matters. The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its Subsidiaries has knowledge.

(xvi)        SOX Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon it and at all times after the effectiveness of such provisions.

(xvii)       Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations.

(xviii)      Foreign Corrupt Practices Act. Neither the Company, any of its Subsidiaries, nor any director or officer of the Company or any Subsidiary, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its Subsidiaries or any other person acting on behalf of the Company or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xix)         OFAC. Neither the Company, any of its Subsidiaries nor any director or officer of the Company or any Subsidiary, nor, to the knowledge of the Company, any employee, representative, agent or affiliate of the Company or any of its Subsidiaries or any other person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx)          Insurance. The Company and each of its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxi)            Books and Records. The minute books of the Company and each of its Subsidiaries have been made available to the Underwriter and counsel for the Underwriter, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its Subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(xxii)        No Undisclosed Contracts. There is no Contract or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statements which is not so described or filed therein as required; and all descriptions of any such Contracts or documents contained in the Registration Statement, the Time of Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company or any Subsidiary party thereto or any of the other parties thereto, and neither the Company nor any of its Subsidiaries has received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that have not had, and would not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate.

(xxiii)       No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxiv)       Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its Subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxv)        No Registration Rights. No person or entity has the right to require registration of Common Shares or other securities of the Company or any of its Subsidiaries within 180 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its Subsidiaries under the Securities Act.

(xxvi)      Continued Business. No supplier, customer, distributor or sales agent of the Company or any Subsidiary has notified the Company or any Subsidiary that it intends to discontinue or decrease the rate of business done with the Company or any Subsidiary, except where such discontinuation or decrease has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(xxvii)     No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriter or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriter’s compensation, as determined by FINRA.

(xxviii)    No Fees. Except as disclosed to the Underwriter in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxix)       Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxx)        No FINRA Affiliations. To the Company’s knowledge, no (i) officer or director of the Company or its Subsidiaries, (ii) owner of 5% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Underwriter and counsel to the Underwriter if it becomes aware that any officer, director of the Company or its Subsidiaries or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxxi)       No Financial Advisor. Other than the Underwriter, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxxii)      Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, and under the caption “Description of Securities” insofar as they purport to constitute a summary of (i) the terms of the Company’s outstanding securities, (ii) the terms of the Shares, and (iii) the terms of the documents referred to therein, are accurate, complete and fair in all material respects.

(xxxiii)     Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

4.             Representations and Warranties of the Selling Shareholder.

(a)           The Selling Shareholder represents and warrants to, and agrees with, the Underwriter as follows:

(i)            Due Authorization. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder, and constitutes a valid, legal and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, agreement or instrument to which the Selling Shareholder is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its properties, except for violations and defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the sale of the Shares by the Selling Shareholder, except as may be required under the Securities Act or state securities or blue sky laws; and the Selling Shareholder has the power and authority to enter into this Agreement and to sell the Shares as contemplated by this Agreement.

(ii)           Record Holder. Such Selling Shareholder is, on the date hereof, the record and beneficial owner of all of the Shares to be sold by the Selling Shareholder hereunder free and clear of all liens, encumbrances, equities and claims.

(iii)          Taxes. On the applicable Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer by such Selling Shareholder of the Shares will be fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will be fully complied with.

(iv)          Compliance. All information with respect to such Selling Shareholder contained in the Registration Statement, the Time of Sale Disclosure Package and any Prospectus, or any amendment or supplement thereto, complied or will comply in all material respects with all applicable requirements of the Securities Act and the Rules and Regulations promulgated thereunder and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)           No Transfer of Shares. Such Selling Shareholder, directly or indirectly, has not entered into any commitment, transaction or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, which transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of the Shares, except as has been previously disclosed in writing to the Underwriter.

(vi)          No Free Writing Prospectus. Such Selling Shareholder represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” (as defined in Rule 405 of the Act) and further represents that it has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares that could otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed with the Commission or retained under Rule 433 of the Act.

(vii)         Accurate Information. All information relating to such Selling Shareholder furnished by or on behalf of such Selling Shareholder in writing expressly for use in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus, as the case may be, is as of the applicable Closing Date, true, correct, and complete in all material respects, and does not, and will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was furnished.  In addition, such Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Shareholder’s name in the Time of Sale Disclosure Package and any Prospectus under the caption “Selling Shareholder” (both prior to and after giving effect to the sale of the Shares).

(viii)        No Restrictions. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in an offering contemplated by this Agreement, except for such rights that have been waived.

(ix)          Absence of Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)            Accuracy of Representations and Warranties. Nothing has come to the attention of such Selling Shareholder that has caused such Selling Shareholder to believe that the representations and warranties of the Company contained in this Section are not true and correct; such Selling Shareholder has reviewed the Registration Statement, the Time of Sale Disclosure Package and each Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Time of Sale Disclosure Package or such Prospectus which has had or which could reasonably be expected to result in a Material Adverse Effect, and such Selling Shareholder is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement, the Time of Sale Disclosure Package or a Prospectus.

5.             Purchase, Sale and Delivery of Shares.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares, and the Underwriter agrees to purchase the Firm Shares set forth opposite the name of the Underwriter in Schedule I hereto. The combined purchase price to be paid by the Underwriters to the Company for the Firm Shares shall be $[●] per share and related Underwriter Warrant.

(b)           The Company and the Selling Shareholder hereby grant to the Underwriter the option to purchase some or all of the Company Option Shares and the Secondary Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase all or any portion of the Company Option Shares and the Secondary Shares as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. The purchase price to be paid by the Underwriters for the Option Shares shall be $[ ] per share. This option may be exercised by the Underwriter at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Company and the Selling Shareholder (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree. If the Underwriter elects to purchase less than all of the Option Shares, the Company and the Selling Shareholder agree that the Selling Shareholder will sell to the Underwriter the full amount of the Secondary Shares offered before the Company may sell any other Option Shares offered by the Company.

(c)           Payment of the purchase price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares, as set forth in subparagraph (d) below.

(d)           The Firm Shares will be delivered by the Company to the Underwriter, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. Pacific Time, on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriter may request at least one (1) business day before the Closing Date, to the account of the Underwriter, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

(e)            It is understood that the Representative has been authorized to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Company Option Shares or Secondary Shares that the Underwriter has agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by the Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Option Closing Date, as the case may be, for the account of the Underwriter, but any such payment shall not relieve the Underwriter from any of its obligations under this Agreement.

(f)            On the Closing Date, the Company shall issue to the Underwriter (and/or it’s designee(s)), warrants (the “Underwriter Warrants”), in form and substance acceptable to the Underwriter, for the purchase of an aggregate of [●] shares of Common Stock, which shall be registered in the name or names and shall be in such denominations as Underwriter may request at least one (1) business day before the Closing Date.

6.             Covenants.

(a)           The Company covenants and agrees with the Underwriter as follows:

(i)            The Company shall prepare the Final Prospectus in a form approved by the Underwriter and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(ii)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriter the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(iii)          From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A or 430C as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iv)          (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or counsel to the Underwriter to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Underwriter, allow the Underwriter the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)           The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi)          The Company will furnish to the Underwriter and counsel to the Underwriter copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(vii)         The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii)        The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Shares (including all fees and expenses of the registrar and transfer agent of the Shares and the registrar and transfer agent of the Underwriter Warrants (if other than the Company), and the cost of preparing and printing stock certificates and warrant certificates), (B) all reasonable expenses and reasonable fees (including, without limitation, the reasonable fees and reasonable expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate, (D) the reasonable filing fees and reasonable fees and disbursements of counsel to the Underwriter incident to any required review and approval by FINRA, of the terms of the sale of the Shares, (F) listing fees, if any, and (G) all other reasonable costs and reasonable expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representative for the Underwriters’ reasonable out-of-pocket expenses, including legal fees and disbursements, in connection with the purchase and sale of the Shares contemplated hereby up to an aggregate of $150,000 (including amounts payable pursuant to clauses (C) and (D) above); without the Company’s prior written consent, such consent not to be unreasonably withheld. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 7, Section 10 or Section 12, the Company will reimburse the Underwriter for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder.

(ix)          The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds”.

(x)           The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xi)          The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xii)         The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending one hundred and eight (180) days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus (collectively, “Incentive Equity”), or (4) the filing of a registration statement on Form S-8 covering Incentive Equity.

(xiii)        The Company hereby agrees, during a period of three years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriter as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 5(a)(xiii).

(xiv)        The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(xv)         The Company hereby agrees to use its reasonable best efforts to obtain approval to list the Shares and the Underwriter Warrant Shares on Nasdaq.

(xvi)        The Company hereby agrees not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(xvii)       The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the end of the Prospectus Delivery Period and (b) the expiration of the lock-up period described in Section 7(xii) above.

(b)            The Selling Shareholder covenants and agrees with the Underwriter as follows:

(i)            The Selling Shareholder, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid, all expenses (including transfer taxes allocated to the respective transferees) incurred by him in connection with the delivery to the Underwriter of the Secondary Shares to be sold by the Selling Shareholder hereunder.

(ii)           Such Selling Shareholder will deliver to the Underwriter prior to the applicable Closing Date a properly completed and executed United States Treasury Department Form W-9.

(iii)          During the Prospectus Delivery Period, such Selling Shareholder will advise the Underwriter promptly, and if requested by the Underwriter, will confirm such advice in writing, of any change in information relating to such Selling Shareholder in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus.

(iv)          Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to any "free writing prospectus" (as such term is defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

7.             Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company and the Selling Shareholder contained herein, the performance by the Company and the Selling Shareholder of their obligations hereunder and the following additional conditions:

(a)            If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Underwriter for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter.

(b)            The Shares and the Underwriter Warrant Shares shall be approved for listing on Nasdaq, subject to official notice of issuance and evidence of satisfactory distribution.

(c)           FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)           The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Underwriter, is material, or omits to state a fact which, in the reasonable opinion of the Underwriter, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)           On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)            On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriter the opinion and negative assurance letters of Wyrick Robbins Yates & Ponton LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit C.

(g)           On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriter the negative assurance letter of Pryor Cashman LLP, counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriter, in form and substance reasonably satisfactory to Underwriter.

(h)           On each Option Closing Date on which the Selling Shareholder is selling Secondary Shares hereunder, there shall have been furnished to the Underwriter the opinion of Wyrick Robbins Yates & Ponton LLP, as special legal counsel to the Selling Shareholder, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Exhibit D.

(i)            The Underwriter shall have received a letter of BDO USA, LLP, on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriter, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriter.

(j)            On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriter a certificate, dated the Closing Date and on each Option Closing Date and addressed to the Underwriter, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)            The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date and on the Option Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or on the Option Closing Date, as applicable;

(ii)           No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)          There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or on the Option Closing Date, as applicable.

(k)           On each Option Closing Date on which the Selling Shareholder is selling Secondary Shares hereunder, there shall have been furnished to the Underwriter certificates, dated the Option Closing Date and addressed to the Underwriter, signed by the Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct, in all material respects, as if made at and as of the Option Closing Date, as applicable, and such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Option Closing Date.

(l)            On or before the date hereof, the Underwriter shall have received duly executed lock-up agreement (each a “Lock-Up Agreement”) in the form set forth on Exhibit A hereto, by and between the Underwriter and each of the parties specified in Schedule VI.

If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)            The Company and the Selling Shareholder shall have furnished to the Underwriter and its counsel such additional documents, certificates and evidence as the Underwriter or its counsel may have reasonably requested.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Shareholder at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 6(a)(viii), Section 10 and Section 11 shall survive any such termination and remain in full force and effect.

8.            Indemnification and Contribution.

(a)            The Company agrees to indemnify, defend and hold harmless the Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any material inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any material failure of the Company to perform its obligations hereunder or under law, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof, which written information is described in Section 8(g).

(b)            The Selling Shareholder will indemnify, defend and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in whole or in part, any material inaccuracy in the representations and warranties of the Selling Shareholder contained herein, or (iii) in whole or in part, any material failure of the Selling Shareholder to perform its obligations hereunder or under law, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 8(g).

(c)            The Underwriter will indemnify, defend and hold harmless the Company, its directors and each officer of the Company who signs the Registration Statement and the Selling Shareholder and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 8(g), and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of the Underwriter to indemnify the Company or the Selling Shareholder (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by the Underwriter hereunder actually received by the Underwriter.

(d)            Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 10, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)            If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount applicable to the Shares to be purchased by the Underwriter hereunder actually received by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(f)            The obligations of the Company and the Selling Shareholder under this Section 8 shall be in addition to any liability that the Company and the Selling Shareholder may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Shareholder.

(g)            For purposes of this Agreement, the Underwriter severally confirms, and the Company and the Selling Shareholder acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company and the Selling Shareholder by the Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of the Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by the Underwriter.

9.            Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Shareholder contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters, the Selling Shareholder and the Company contained in Section 6(a)(viii) and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company, any of its officers, directors, or controlling persons, and the Selling Shareholder, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

10.          Termination of this Agreement.

(a)            The Underwriter shall have the right to terminate this Agreement by giving notice to the Company and the Selling Shareholder as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if in the discretion of the Underwriter, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the Nasdaq Stock Market, the NYSE or NYSE MKT shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE MKT, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in the United States political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the reasonable judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(a)(viii) and Section 8 hereof shall at all times be effective and shall survive such termination.

(b)            If the Underwriter elects to terminate this Agreement as provided in this Section, the Company and the Selling Shareholder shall be notified promptly by the Underwriter by telephone, confirmed by letter.

11.            Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed, delivered or telecopied to the parties as follows:

if to the Underwriter:

Roth Capital Partners, LLC

800 San Clemente Drive, Suite 400

Newport Beach, CA 92660

E-mail:

Attention: Managing Director

with copies to:

Pryor Cashman LLP

7 Times Square

New York, New York 10036

E-mail:

Attention: M. Ali Panjwani, Esq.

if to the Company:

Fathom Holdings Inc.

211 New Edition Court, Suite 211

Cary, North Carolina 27511

E-mail:

Attention: Chief Executive Officer

with copies to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

E-mail:

Attention: Donald R. Reynolds, Esq.

if to the Selling Shareholder:

Mr. Glenn Sampson

c/o Fathom Holdings Inc.

211 New Edition Court, Suite 211

Cary, North Carolina 27511

E-mail:

or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

13.            Absence of Fiduciary Relationship. The Company and the Selling Shareholder acknowledge and agree that: (a) the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Selling Shareholder and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Shareholder on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company and the Selling Shareholder following discussions and arms-length negotiations with the Underwriter and the Company and the Selling Shareholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and the Selling Shareholder and that no Underwriter has any obligation to disclose such interest and transactions to the Company or the Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company or the Selling Shareholder.

14.            Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.            Submission to Jurisdiction. The Company and the Selling Shareholder irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) and the Selling Shareholder HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

18.            Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Shareholder and the Underwriter in accordance with its terms.

Very truly yours,

FATHOM HOLDINGS INC.

By:
Name:
Title:

GLENN SAMPSON
Selling Shareholder

By:
Glenn Sampson

Confirmed as of the date first above-mentioned

by the Underwriter.

ROTH CAPITAL PARTNERS, LLC

By:
Name:	Aaron M. Gurewitz
Title:	Head of Equity Capital Markets

[Signature page to Underwriting Agreement]

SCHEDULE I

Name	Number of Firm Shares to be Purchased	Number of Company Option Shares to be Purchased	Number of Secondary Shares to be Purchased
Roth Capital Partners, LLC	[ ]	[ ]	[ ]

SCHEDULE II

	Number of Firm Shares to be Sold	Number of Company Option Shares and Secondary Shares to be Sold
Company:	[ ]	[ ]

Glenn Sampson, selling shareholder:	0	[ ]

Total	[ ]	[ ]

SCHEDULE III

Final Term Sheet

Issuer:	Fathom Holdings Inc. (the “Company”)
Symbol:
Securities:	[●] shares of common stock, no par value per share (the “Common Stock”), of the Company
Over-allotment option:	Up to an additional [●] shares of Common Stock at a price of $[●] per share
Public offering price:	$[●] per share of Common Stock
Underwriting discount:	$[●] per share of Common Stock
Expected net proceeds:	Approximately $[●] million ($[●] if the overallotment option is exercised in full) (after deducting the underwriting discount and estimated offering expenses payable by the Company).
Trade date:	,2020
Settlement date:	,2020
Underwriter:	Roth Capital Partners, LLC

SCHEDULE IV

Free Writing Prospectus

SCHEDULE V

Written Testing-the-Waters Communications

SCHEDULE VI

List of officers, directors and shareholders executing lock-up agreements

EXHIBIT A

Form of Lock-Up Agreement

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Fathom Holdings Inc., a North Carolina corporation (the “Company”), relating to a proposed offering of securities of the Company (the “Offering”) including shares of the Common Stock, no par value (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date 180 days after the date of the final prospectus relating to the Offering (the “Final Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specific in clause (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, or (c) the establishment of a plan for the sale of the Company’s securities that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B), so long as no sales may occur thereunder during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan and the United States District Court for the Southern District of New York, for the purpose of any suit, action, or other proceeding arising out of this Lock-Up Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

Very truly yours,

Name:

EXHIBIT B

Form of Press Release

Fathom Holdings Inc.

[Date]

Fathom Holdings Inc., a North Carolina corporation (the “Company”) announced today that Roth Capital Partners, LLC the [Representative] in the Company’s recent public sale of       shares of common stock are [waiving][releasing] a lock-up restriction with respect to      shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on     , 20   , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

Company Counsel Opinion

EXHIBIT D

Selling Shareholder Opinion